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                                                                       EXHIBIT 4

             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                         FIDELITY BANKSHARES, FLORIDA
                           WEST PALM BEACH, FLORIDA

          $.10 par value common stock-- fully paid and non assesable

This certifies that _______________ is the owner of _____________shares of the common stock of FIDELITY BANKSHARES, INC. (the "Corporation"), a Delaware corporation.

The shares evidenced by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, in person or by his duly authorized attorney or legal representative, upon surrender of this certificate properly endorsed. This Certificate IS NOT valid until countersigned and registered by the Corporation's transfer agent and registrar. THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused its seal to be affixed hereto.

DATE:
     -------------------------------


------------------------------------       ------------------------------------
             Secretary                                  President

                                    (SEAL)


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                          FIDELITY BANKSHARES, INC.

     The shares evidenced by this Certificate are subject to a limitation contained in the Certificate of Incorporation to the effect that in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the outstanding shares of Common Stock (the "Limit") be entitled or permitted to any vote in respect of shares held in excess of the Limit. The Limit shall not be applicable to shares held by Fidelity Bankshares, M.H.C.

     The Board of Directors of the Corporation is authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the voting powers, designations, preferences, limitations and restrictions thereof. The Corporation will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

     The shares represented by this Certificate may not be cumulatively voted on any matter. The Certificate of Incorporation requires the affirmative vote of the holders of at least 80% of the voting stock of the Corporation, voting together as a single class, to approve certain business combinations and other transactions and to amend certain provisions of the Certificate of Incorporation.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM  - as tenants in common   UNIF GIFT MIN ACT________ CUSTODIAN______
                                                        (CUST)           (MINOR)
     TEN ENT  - as tenants by the entireties
                                               Under Uniform Gifts to Minors Act
     JR TEN   - as joint tenants with right
                of survivorship and not as     ________________________________
                tenants in common                             (State)

     Addition abbreviations may also be used though not in the above list


For value received, ________________ hereby sell, assign and transfer unto

_________________________________________

_________________________________________

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER

________________________________________________________________________________
   (please print or typewrite name and address including postal zip code of assignee)

________________________________________________________________________________


_____________________________________________________ Shares of the Common Stock
represented by the within Certificate, and do hereby irrevocably constitute and appoint ______________________________________ Attorney to transfer the said shares on the books of the within named corporation with full power of substitution in the premises.

Dated: ___________________________________

In the presence of              Signature:

________________________________          ______________________________________

NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.